SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 8, 2005

ALONG MOBILE TECHNOLOGY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

No.88, Western Part of the 2nd South Ring Road

Xi’an City, Shaanxi Province, China

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86-29-88360097

(ISSUER TELEPHONE NUMBER)

EDMONDS 3, INC.

300 Park Avenue, #1700

New York, New York 10022

(FORMER NAME AND ADDRESS)

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FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 29, 2005 (the “Effective Date”), pursuant to the terms of a Stock Purchase Agreement, Jialong Hi-Tech Industries, Inc., a Chinese Corporation, purchased all 100,000 shares of Edmonds 3, Inc. common stock from Richard Neussler, the sole officer, director and shareholder of the Company. The Company then filed an amendment to its articles of incorporation to change its name to Along Mobile Technologies, Inc.

The company intends to merge with Shaanxi Jialong Hi-Tech Industries Co, Ltd. Once this merger is completed, the company will engage in Shaanxi’s business of being a national publisher of wireless entertainment applications. Including games, ring tones, images and other entertainment content. Through its internally developed distribution network, Shaanxi Jialong Hi-Tech Industries Co., Ltd. provides entertainment-oriented wireless value added services to Chinese mobile terminal (mobile phone, PDA) users.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Pursuant to the terms of a Stock Purchase Agreement, Jialong Hi-Tech Industries purchased 100,000 shares of the Company’s issued and outstanding common stock from Richard Neussler, the sole officer, director and shareholder of the Company. The total of 100,000 shares represents all of the Company’s outstanding common stock. As part of the Acquisition and pursuant to the Stock Purchase Agreement, the following changes to the Company’s directors and officers have occurred:

•	Richard Neussler resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer and Secretary effective June 29, 2005.
•	As of June 29, 2005 Jianjun Zhang was appointed as the Company’s President, Chief Executive Officer and Chief Financial Officer.
•	Further, Zianjun Zhang was appointed as sole member of the Board ofDirectors of the Company.
•	Richard Neussler then resigned as a member of the board of directors of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Richard Neussler resigned as the Company’s sole director effective as of June 29, 2005. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Richard Neussler resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer and Secretary effective June 29, 2005.

Jianjun Zhang was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer and Director as of June 29, 2005. Jianjun Zhang, age 42, is a former division captain in Zoushan of the East Ocean Armada. He was transferred to civilian work in 1994 in the Shannxi Petrochemicals Industries office. In 1996, he jointly owned, funded and held various executive positions with Xi’an Kanguan Real Estate Co., a Sino-Hong Kong joint venture focusing primarily on real-estate and trade operation.

Mr. Zhang received his MBA from Xi’an Jiaotong University.

No transactions occurred in the last two years other than the aforementioned to which the Company was a party in which any director or officer had or is to have a direct or indirect material interest.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

2.1	Stock Purchase Agreement dated as of June 29, 2005 between Richard Neussler and Jialong Hi-Tech Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALONG MOBILE TECHNOLOGY, INC.

By:	/s/	Jianjun Zhang
Jianjun Zhang, President

Dated: July 8, 2005